SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                             ____________________


                      THE FIRST NATIONAL BANK OF CHICAGO
             (Exact name of trustee as specified in its charter)

A National Banking Association                                    36-0899825
                                                               (I.R.S. employer
                                                         identification number)

One First National Plaza, Chicago, Illinois                       60670-0126
     (Address of principal executive offices)                     (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
           Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
          (Name, address and telephone number of agent for service)
                            ____________________


                         EQUITABLE OF IOWA COMPANIES
             (Exact name of obligor as specified in its charter)


             Iowa                                             42-1083593
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                          identification number)


       604 Locust Street
       P.O. Box 1635
       Des Moines, Iowa                                        50306-1635
(Address of principal executive offices)                       (Zip Code)


                      Guarantee of Capital Securities of
                 Equitable of Iowa Companies Capital Trust II
                       (Title of Indenture Securities)







Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.


          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.








Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of April, 1997.


                    The First National Bank of Chicago,
                    Trustee

                    By   /s/ Richard D. Manella
                       ________________________________
                         Richard D. Manella
                         Vice President






* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).


































                                  EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                     April 11, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee of Equitable of Iowa Companies and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago

                              By:  /s/ Richard D. Manella
                                  ______________________________
                                   Richard D. Manella
                                   Vice President


























                                  EXHIBIT 7

Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/96
Address: One First National Plaza, Ste 0460           ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670                                  Page RC-1
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                  Dollar Amounts                C400       <-
                                   in Thousands        RCFD  BIL MIL THOU
                                  ______________       __________________  ____
ASSETS
 1. Cash and balances due from
    depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing
       balances and currency
       and coin(1)                                     0081    4,586,399   1.a.
    b. Interest-bearing
       balances(2)                                     0071    5,224,838   1.b.
 2. Securities
    a. Held-to-maturity
       securities(from Schedule
       RC-B, column A)                                 1754            0   2.a.
    b. Available-for-sale
       securities (from Schedule
       RC-B, column D)                                 1773    3,335,304   2.b.
 3. Federal funds sold and
    securities purchased under
    agreements to resell in
    domestic offices of the bank
    and its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal Funds sold                              0276    4,157,626   3.a.
    b. Securities purchased under
       agreements to resell                            0277       96,125   3.b.
 4. Loans and lease financing
    receivables:
    a. Loans and leases, net of
       unearned income (from
       Schedule RC-C)            RCFD 2122 23,448,929                      4.a.
    b. LESS: Allowance for
       loan and lease losses     RCFD 3123    419,373                      4.b.
    c. LESS: Allocated transfer
       risk reserve              RCFD 3128          0                      4.c.
    d. Loans and leases, net
       of unearned income,
       allowance, and reserve
       (item 4.a minus 4.b and 4.c)                    2125   23,029,556   4.d.

Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/96
Address: One First National Plaza, Suite 0460         ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670                                  Page RC-2
FDIC Certificate No.:    0/3/6/1/8

Schedule RC--Balance Sheet (continued)

                                  Dollar Amounts                C400       <-
                                  in Thousands        RCFD  BIL MIL THOU
                                  ______________       __________________  ____
 5. Assets held in trading accounts                    3545    7,888,514   5.
 6. Premises and fixed assets
    (including capitalized leases)                     2145      701,700   6.
 7. Other real estate owned (from
    Schedule RC-M)                                     2150       11,061   7.
 8. Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-M)                     2130       62,681   8.
 9. Customers' liability to this
    bank on acceptances outstanding                    2155      480,933   9.
10. Intangible assets (from Schedule
    RC-M)                                              2143      303,014  10.
11. Other assets (from Schedule RC-F)                  2160    1,745,155  11.
12. Total assets (sum of items
    1 through 11)                                      2170   51,622,906  12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



























Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/96
Address: One First National Plaza, Suite 0460         ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670                                  Page RC-3
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                  Dollar Amounts
                                   in Thousands           Bil Mil Thou
                                  ______________          ____________
LIABILITIES
13.  Deposits:
     a. In domestic offices
        (sum of totals of
        columns A and C from
        Schedule RC-E, part
        1)                                        RCON 2200  22,032,796  13.a.
        (1) Noninterest-
            bearing(1)      RCON 6631   9,190,670                        13.a.1
        (2) Interest-
            bearing         RCON 6636  12,842,126                        13.a.2
     b. In foreign offices,
        Edge and Agreement
        subsidiaries, and
        IBFs (from Schedule
        RC-E, part II)                            RCFN 2200  10,861,857  13.b.
        (1) Noninterest-
            bearing         RCFN 6631     285,745                        13.b.1
        (2) Interest-
            bearing         RCFN 6636  10,576,382                        13.b.2
14.  Federal funds purchased
     and securities sold under
     agreements to repurchase
     in domestic offices of
     the bank and of its Edge
     and Agreement subsidiaries,
     and in IBFs:
     a. Federal funds purchased                   RCFD 0278   2,639,255  14.a.
     b. Securities sold under
        agreements to repurchase                  RCFD 0279      66,564  14.b.
15.  a. Demand notes issued to
        the U.S. Treasury                         RCON 2840     121,352  15.a.
     b. Trading Liabilities                       RCFD 3548   5,793,742  15.b.
16.  Other borrowed money:
     a. With original maturity
        of one year or less                       RCFD 2332   2,665,232  16.a.
     b. With original maturity
        of more than one year                     RCFD 2333      58,105  16.b.
17.  Mortgage indebtedness and
     obligations under capitalized
     leases                                       RCFD 2910     285,671  17.
18.  Bank's liability on acceptance
     executed and outstanding                     RCFD 2920     480,933  18.
19.  Subordinated notes and
     debentures                                   RCFD 3200   1,400,000  19.


Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/96
Address: One First National Plaza, Suite 0460         ST-BK:  17-1630 FFIEC 031
City, State  Zip: Chicago, IL  60670                                  Page RC-4
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                  Dollar Amounts
                                   in Thousands           Bil Mil Thou
                                  ______________          ____________
20.  Other liabilities (from
     Schedule RC-G)                               RCFD 2930   1,199,147  20.
21.  Total liabilities (sum of
     items 13 through 20)                         RCFD 2948  47,604,654  21.
22.  Limited-Life preferred
     stock and related surplus                    RCFD 3282           0  22.
EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus                          RCFD 3838           0  23.
24.  Common stock                                 RCFD 3230     200,858  24.
25.  Surplus (exclude all
     surplus related to
     preferred stock)                             RCFD 3839   2,934,523  25.
26.  a. Undivided profits
        and capital reserves                      RCFD 3632     865,652  26.a.
     b. Net unrealized holding
        gains (losses) on
        available-for-sale
        securities                                RCFD 8434      18,441  26.b.
27.  Cumulative foreign
     currency translation
     adjustments                                  RCFD 3284      (1,222) 27.
28.  Total equity capital
     (sum of items 23 through
     27)                                          RCFD 3210   4,018,252  28.
29.  Total liabilities,
     limited-life preferred
     stock, and equity
     capital (sum of items
     21, 22, and 28)                              RCFD 3300  51,622,906  29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the
   number of the statement below that best
   describes the  most comprehensive level
   of auditing work performed for the bank             Number
   by independent external auditors as of
   any date during 1995             RCFD 6724     N/A                      M.1.
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.